                                                                    EXHIBIT 99.4

FORD CREDIT SPREAD HISTORY


                    FORD CREDIT SECONDARY SPREAD PERFORMANCE

                                  [LINE GRAPH]


Source: Lehman Brothers
THE INFORMATION PROVIDED IS NOT A RECOMMENDATION OR ENDORSEMENT BY LEHMAN. IT IS PROVIDED SOLELY FOR THE INFORMATION AND USE OF INVESTORS WHO ARE EXPECTED TO MAKE THEIR OWN INVESTMENT DECISIONS. THE INFORMATION PROVIDED HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT LEHMAN MAKES NO REPRESENTATION AS TO ITS ACCURACY OR COMPLETENESS. LEHMAN BROTHERS DOES NOT GUARANTEE THE TIMELINESS, SEQUENCE, ACCURACY OR COMPLETENESS OF ANY MARKET INFORMATION. LEHMAN ACCEPTS NO LIABILITY FOR ANY DIRECT OR CONSEQUENTIAL LOSS ARISING FROM ANY INACCURACY, ERROR OR DELAY IN, OR OMISSION OF, ANY DATA, INFORMATION OR MESSAGE OR NON-PERFORMANCE OR INTERRUPTION IN SUCH DATA, INFORMATION OR MESSAGE, DUE EITHER TO ANY NEGLIGENT ACT OR OMISSION BY LEHMAN BROTHERS OR TO ANY "FORCE MAJEURE" OR OTHER CAUSE BEYOND LEHMAN BROTHERS' REASONABLE CONTROL.


                                                                 LEHMAN BROTHERS